Exhibit 99.1

PRESS RELEASE

Cyren Reports Second Quarter 2020 Financial Results

- - -

Positive initial market traction with new strategy and enterprise offerings

McLean, Va. – August 12, 2020 – Cyren (NASDAQ: CYRN), a provider of email security and threat intelligence solutions, today announced its second quarter 2020 financial results for the period ending June 30, 2020.

“During the second quarter Cyren continued to make good progress implementing our strategy. We achieved our key quarterly operational milestones, including completing the retooling of our U.S. salesforce, delivering two new enterprise products and closing our first customers for these new offerings” said Brett Jackson, Chief Executive Officer of Cyren. “With the key pieces of our foundational work behind us, we believe that we are positioned for bookings to accelerate in the second half as our new product sales execution matures and our first half pipeline building efforts begin to yield results”.

Second Quarter 2020 Financial Highlights:

●	Revenues for the second quarter of 2020 were $9.2 million, compared to $9.7 million during the second quarter of 2019.

●	GAAP net loss for the second quarter of 2020 was $4.6 million, compared to a net loss of $4.6 million in the second quarter of 2019.

●	GAAP loss per basic and diluted share for the second quarter of 2020 was $0.08, compared to a loss of $0.08 per basic and diluted share for the second quarter of 2019.

●	Non-GAAP net loss for the second quarter of 2020 was $3.8 million, compared to a Non-GAAP net loss of $4.1 million for the second quarter of 2019.

●	Non-GAAP loss per basic and diluted share was $0.06 for the Q2 2020, compared to a Non-GAAP loss of $0.08 per share in Q2 2019.

●	Operating cash flow during the second quarter of 2020 was positive $2.5 million, compared to operating cash flow of positive $0.8 million during the second quarter of 2019.

●	Net cash flow for the second quarter of 2020 was positive $1.1 million, compared to negative $31 thousand during the second quarter of 2019.

●	Cash and cash equivalents balance as of June 30, 2020, was $16.1 million, compared to $11.6 million as of December 31, 2019.

For information regarding the non-GAAP financial measures discussed in this release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”

Recent Business Highlights:

●	In April, Cyren launched a new cloud-based anti-phishing product targeted at enterprise customers using Microsoft 365 (formerly Office 365) email. Cyren Inbox Security (CIS) is fully integrated within Microsoft 365 and provides continuous email monitoring and threat detection with automated response and remediation.

●	Cyren recently announced positive early traction with Cyren Inbox Security and validating product market fit. In the first quarter of availability, Cyren converted several enterprise accounts and is protecting tens of thousands of Microsoft 365 mailboxes from phishing attacks, business email compromise (BEC) and fraudulent account takeovers.

●	Also during the second quarter, Cyren launched Threat InDepth, a threat intelligence data product that provides detailed and actionable intelligence to enterprise security teams. Threat InDepth leverages Cyren’s GlobalView threat intelligence cloud, which analyzes billions of transactions daily to identify emerging security threats across email, web and files globally. Threat InDepth is the first product offering resulting from Cyren’s strategy to expand its core threat intelligence services beyond the OEM market into the larger enterprise market.

●	In June, Cyren appointed a new Chairman of the Board, James Hamilton, who is an experienced security industry veteran. Mr. Hamilton was first appointed to the Cyren board of directors in 2012, and succeeds Lior Samuelson as Chairman.

Financial Results Conference Call:

The company will host a conference call at 10 a.m. Eastern Time (5 p.m. Israel Time) on Wednesday, August 12, 2020 to discuss second quarter results.

U.S. Dial-in Number: 1-877-407-0312
Israel Dial-in Number: 1-80-940-6247
International Dial-in Number: 1-201-389-0899

The call will be simultaneously webcast live on the investor relations section of Cyren’s website at https://ir.cyren.com, or by using the following link: https://webcasts.eqs.com/cyren20200812/en.

For those unable to participate in the live conference call, a replay will be available until August 26, 2020. To access the replay, the U.S. dial in number is 1-877-660-6853 and the non-U.S. dial in number is 1-201-612-7415. Callers will be prompted for replay conference ID number 13707843. An archived version of the webcast will also be available on the investor relations section of the company’s website at https://ir.cyren.com/events.

About Cyren:

More than 1.3 billion users around the world rely on Cyren’s cloud security solutions to protect them against cyber attacks and data loss every day. Powered by GlobalView, Cyren’s global security cloud that identifies emerging threats on a global basis in real-time, Cyren (NASDAQ: CYRN) delivers fast time-to-protection with embedded threat detection services, threat intelligence and enterprise email security products for leading email providers, cybersecurity vendors, service providers and enterprises. Learn more at www.cyren.com.

Blog: http://blog.cyren.com

Facebook: www.facebook.com/CyrenWeb

LinkedIn: www.linkedin.com/company/cyren

Twitter: www.twitter.com/CyrenInc

Use of Non-GAAP Financial Measures:

Non-GAAP financial measures consist of GAAP financial measures adjusted to exclude: stock-based compensation expenses, amortization of acquired intangible assets, and deferred taxes related to acquisitions, adjustments to earn-out obligations, and capitalization of technology. The purpose of such adjustments is to give an indication of the company’s performance exclusive of non-cash charges and other items that are considered by management to be outside of the company’s core operating results. The company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the business and make operating decisions.

These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. The company believes this adjustment is useful to investors as a measure of the ongoing performance of the business. The company believes these non-GAAP financial measures provide consistent and comparable measures to help investors understand the company’s current and future operating cash flow performance. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Reconciliation between results on a GAAP and non-GAAP basis is provided in a table immediately following the Consolidated Statements of Income. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management uses both GAAP and non-GAAP measures when evaluating the business internally and therefore felt it important to make these non-GAAP adjustments available to investors.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements including words such as “expect,” “plan,” “estimate,” “anticipate,” or “believe” are forward-looking statements. These statements are based on information available at the time of the press release and the company assumes no obligation to update any of them. The statements in this press release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors, including business conditions and growth or deterioration in the internet security market, technological developments, products offered by competitors, availability of qualified staff, and technological difficulties and resource constraints encountered in developing new products, as well as those risks described in the company’s publicly filed reports, which are available through www.sec.gov.

Company Contact
Mike Myshrall, CFO
Cyren
+1.703.760.3320
mike.myshrall@cyren.com

CYREN LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars, except per share amounts)

	Three months ended		Six months ended
	June 30		June 30
	2020	2019	2020	2019
	Unaudited	Unaudited	Unaudited	Unaudited

Revenues	$9,181	$9,711	$18,830	$19,366

Cost of revenues	3,778	3,789	7,376	7,789

Gross profit	5,403	5,922	11,454	11,577

Operating expenses:

Research and development, net	4,151	4,297	7,495	8,474

Sales and marketing	3,146	3,590	6,182	7,446

General and administrative	2,476	2,398	4,690	4,830

Total operating expenses	9,773	10,285	18,367	20,750

Operating loss	(4,370)	(4,363)	(6,913)	(9,173)

Other income, net	2	17	8	265

Financial expenses, net	(290)	(268)	(521)	(321)

Loss before taxes	(4,658)	(4,614)	(7,426)	(9,229)

Tax benefit	44	41	61	80

Net loss	$(4,614)	$(4,573)	$(7,365)	$(9,149)

Loss per share - basic and diluted	$(0.08)	$(0.08)	$(0.12)	$(0.17)

Weighted average number of shares outstanding:
Basic and Diluted	60,041	54,424	59,862	54,300

CYREN LTD.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(in thousands of U.S. dollars, except per share amounts)

	Three months ended		Three months ended
	June 30		June 30
	2020	2019	2020	2019
	Unaudited	Unaudited	Unaudited	Unaudited

GAAP gross profit	$5,403	$5,922	$11,454	$11,577
GAAP gross margin	59%	61%	61%	60%
Plus:
Stock-based compensation expense	20	33	64	62
Amortization of intangible assets	593	767	1,024	1,606
Non-GAAP gross profit	6,016	6,722	12,542	13,245
Non-GAAP gross margin	66%	69%	67%	68%

GAAP operating loss	(4,370)	(4,363)	(6,913)	(9,173)
Plus:
Stock-based compensation expense	507	314	1,152	583
Amortization of intangible assets	723	885	1,283	1,851
Capitalization of technology	(389)	650)	(1,602)	(1,392)
Settlement of litigation, net	-	-	-	-
Non-GAAP operating loss	(3,529)	(3,814)	(6,081)	(8,131)

GAAP net loss	(4,614)	(4,573)	(7,365)	(9,149)
Plus:
Stock-based compensation expense	507	314	1,152	583
Amortization of intangible assets	723	885	1,283	1,851
Adjustment to earn-out liabilities	-	-	-	-
Amortization of deferred tax assets	(48)	(58)	(96)	(115)
Gain from an earn-out liability settlement	-	-	-	(256)
Settlement of litigation, net	-	-	-	-
Capitalization of technology	(414)	(688)	(1,657)	(1,458)
Non-GAAP net loss	$(3,846)	$(4,120)	$(6,684)	$(8,544)

Numerator for non-GAAP EPS calculation	$(3,846)	$(4,120)	$(6,684)	$(8,544)
Non-GAAP net loss per share	$(0.06)	$(0.08)	$(0.11)	$(0.16)

GAAP weighted-average shares used to
compute net loss per share	60,041	54,424	59,862	54,300

CYREN LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars)

	June 30	December 31
	2020	2019
	Unaudited
Assets
Current Assets:
Cash and cash equivalents	$16,103	$11,551
Trade receivables, net	2,366	2,187
Deferred commissions	1,037	948
Prepaid expenses and other receivables	1,203	819
Total current assets	20,709	15,505

Long-term deferred commissions	1,352	1,580
Long-term lease deposits	850	767
Operating lease right-of-use assets	11,466	8,695
Severance pay fund	582	659
Property and equipment, net	4,675	4,410
Intangible assets, net	9,338	8,966
Goodwill	20,251	20,246
Total long-term assets	48,514	45,323
Total assets	$69,223	$60,828

Liabilities and Shareholders’ Equity
Current Liabilities:
Trade payables	$1,106	$1,184
Employees and payroll accruals	3,714	3,427
Accrued expenses and other liabilities	1,200	1,145
Operating lease liabilities	1,886	1,946
Deferred revenues	9,714	7,208
Total current liabilities	17,620	14,910

Deferred revenues	1,460	1,956
Convertible notes	10,000	10,000
Convertible debentures	9,447	-
Long-term operating lease liabilities	9,966	7,174
Deferred tax liability	677	796
Accrued severance pay	735	811
Other liabilities	633	470
Total long-term liabilities	32,918	21,207

Shareholders’ equity	18,685	24,711
Total liabilities and shareholders’ equity	$69,223	$60,828

CYREN LTD.

CONDENSED CONSOLIDATED CASH FLOW DATA

(in thousands of U.S. dollars)

	Three months ended		Six months ended
	June 30		June 30
	2020	2019	2020	2019
Cash flows from operating activities:	Unaudited	Unaudited	Unaudited	Unaudited

Loss	$(4,614)	$(4,573)	(7,365)	$(9,149)

Adjustments to reconcile loss to net cash provided by (used in) operating activities:
Loss on disposal of property and equipment	26	-	13	1
Depreciation	597	475	1,215	936
Stock-based compensation	507	314	1,152	583
Amortization of intangible assets	723	885	1,283	1,851
Amortization of deferred commissions	452	(280)	803	(612)
Amortization of operating lease right-of-use assets	534	362	922	713
Interest on convertible notes	142	142	283	282
Interest and amortization of debt issuance costs on Convertible Debentures	187	-	211	-
Other income related to the earn-out consideration	-	(1)	-	(257)
Deferred taxes, net	(54)	(58)	(118)	(127)

Changes in assets and liabilities:
Trade receivables	490	27	(162)	705
Prepaid expenses and other receivables	(57)	(37)	(383)	(775)
Deferred commissions	(276)	341	(664)	748
Change in long-term lease deposits	28	3	(86)	23
Trade payables	(159)	(418)	(114)	(823)
Employees and payroll accruals, accrued expenses and other liabilities	444	50	(47)	(224)
Deferred revenues	4,062	3,891	1,989	6,354
Accrued severance pay, net	24	27	1	68
Operating lease liabilities	(534)	(368)	(954)	(733)
Other long-term liabilities	10	-	163	(111)
Net cash provided by (used in) operating activities	2,532	782	(1,858)	(547)

Cash flows from investing activities:

Proceeds from sale of property and equipment	2	-	4	-
Capitalization of technology	(588)	(808)	(1,589)	(1,435)
Purchase of property and equipment	(880)	(406)	(1,438)	(950)
Net cash used in investing activities	(1,466)	(1,214)	(3,023)	(2,385)

Cash flows from financing activities:

Proceeds from convertible debenture, net of debt issuance costs	-	-	9,442	-
Payment of earn-out consideration	-	-	-	(2,680)
Proceeds from options exercised	-	323	-	512
Net cash provided (used) by financing activities	-	323	9,442	(2,168)
Effect of exchange rate changes on cash	(7)	78	(13)	(48)
Increase (decrease) in cash, cash equivalents and restricted cash	1,059	(31)	4,548	(5,148)
Cash, cash equivalents and restricted cash at the beginning of the period	15,616	13,039	12,127	18,156
Cash, cash equivalents and restricted cash at the end of the period	$16,675	$13,008	$16,675	$13,008

Reconciliation of cash, cash equivalents and restricted cash as shown in the consolidated statements of cash flow:
Cash and cash equivalents	$16,103	$12,405	$16,103	$12,405
Restricted cash included in long-term restricted lease deposits	572	603	572	603

Total cash, cash equivalents and restricted cash	$16,675	$13,008	$16,675	$13,008